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                                                                   EXHIBIT 10.17


                                PROMISSORY NOTE

                                 DALLAS, TEXAS


$1,276,973.00                                                     April 15, 1995

       FOR VALUE RECEIVED, WYNDHAM FINANCE LIMITED PARTNERSHIP, a Texas limited partnership (referred to herein as "Maker"), promises to pay to WYNDHAM HOTEL COMPANY LTD., a Texas limited partnership (referred to herein as "Payee"), the sum of ONE MILLION TWO HUNDRED SEVENTY-SIX THOUSAND NINE HUNDRED SEVENTY-THREE AND NO/100 DOLLARS ($1,276,973.00), together with interest on the unpaid principal balance as set forth below.

       1. Interest Rate. (a) The unpaid principal balance of this Note from the date hereof until maturity (whether by acceleration or otherwise) shall bear interest at the Prime Rate (as hereinafter defined and changing as the Prime Rate changes) plus two (2) percentage points. Interest on the unpaid principal balance hereof shall be calculated at a daily rate equal to 1/360th of the rate per annum herein provided, and shall be charged and collected on the actual number of days elapsed. The rate of interest on this Note shall be adjusted to change automatically without notice to Maker as of the opening of business on the effective date of each and every change of the Prime Rate. After maturity, unpaid principal and, to the extent permitted by law, interest on this Note shall bear interest at a rate equal to the lesser of four (4) percentage points over the Prime Rate or the highest nonusurious rate of interest (if any) permitted by applicable law on such day (the "Maximum Rate"). Nothing herein shall require Payee to refund any interest received hereon in the event that the Prime Rate changes retroactively from time to time, subject to the terms of section (c) hereof.

       (b) The term "Prime Rate" as used herein shall mean the rate per annum announced, designated or published from time to time by Citibank, N.A. as its prime interest rate.

       (c) Notwithstanding the foregoing, if at any time and from time to time the rate of interest calculated pursuant to Section 1(a) above would exceed the Maximum Rate, the interest payable on this Note shall be reduced to the Maximum Rate and any reduction in the Prime Rate shall not reduce the rate of interest hereon until the total amount of interest accrued hereon from and after the date hereof equals the amount of interest that would have accrued hereon if the Prime Rate had at all times been in effect.

       2. Payments. The outstanding principal balance of, and accrued interest on, this Note shall be due and payable on April 15, 2000.
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       3.     Events of Default.  (a)  The occurrence of any one or more of the following events shall be deemed an event of default hereunder ("Event of Default"):

              (i) The failure of Maker to make any payment on this Note when the same becomes due and payable and such failure continues for ten (10) days after notice of such failure to pay is received by Maker from Payee; or

              (ii) Maker shall commence any case, proceeding or other action seeking reorganization, arrangement or adjustment of his debts under any bankruptcy, insolvency or reorganization law, or seek the appointment of a receiver, trustee or custodian for Maker or for all of his property; or

              (iii) Any case, proceeding or other action shall be commenced against Maker seeking reorganization, arrangement or adjustment of his debts under any bankruptcy, insolvency or reorganization law or seeking the appointment of a receiver, custodian or trustee for Maker or for all or substantially all of his property, and such case, proceeding or other action remains undismissed for a period of sixty (60) days after commencement thereof; or

              (iv)   The death or legal incapacity of Maker.

              (b) Upon the occurrence of an Event of Default hereunder, Payee, at Payee's option, may declare the entire unpaid principal balance and accrued interest on this Note to be immediately due and payable without notice of any kind to Maker and without any other presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker, and may, at his option, exercise any other right or remedy existing at law or in equity. Failure to exercise any such right or remedy shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

       4. Prepayment. Maker shall have the right and privilege from time to time to prepay in whole or in part the unpaid principal of this Note without premium or penalty, provided that the accrued interest on the amount prepaid is likewise paid, and the accrual of interest shall immediately cease on any amount so prepaid.

       5. Waiver. Maker waives demand, presentment for payment, notice of nonpayment, protest and notice of protest and agrees to any substitution, subordination, or release of any parties primarily or secondarily liable hereon. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; and no
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delay or omission in the exercise or enforcement by Payee of any rights or remedies shall be construed as a waiver of any right or remedy of Payee.

       6. Attorneys' Fees. If this Note is not paid at maturity and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy or any other court proceeding after maturity, then Payee shall be entitled to reasonable attorneys' fees for collection.

       7. Limitation on Agreements. It is the intention of Maker and Payee to comply with applicable usury laws. In furtherance thereof, Maker and Payee stipulate and agree that, notwithstanding any provision contained in this Note, or in any other agreement between Maker and Payee, Payee shall never be entitled to receive, collect or apply as interest on this Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether any interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payments (other than payments hereunder) as an expense, fee or premium rather than as interest, (ii)exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal parts the total amount of such interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

       8. Negotiability. This Note is non-negotiable and may not be assigned without the express written consent of Maker.

       9. Governing Law and Venue. This Note is being executed and delivered and is intended to be performed in the State of Texas. This Note shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Texas.

       10. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified or registered mail, postage prepaid, with return receipt requested, addressed to Maker or Payee as follows:





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                     If to Maker to:

                     Wyndham Finance Limited Partnership
                     3200 Trammell Crow Center
                     2001 Ross Avenue
                     Dallas, Texas 75201
                     Attention:  Kathleen Smalley, Esq.

                     If to Payee to:

                     Wyndham Hotel Company Ltd.
                     2001 Bryan Street
                     Suite 2300
                     Dallas, Texas 75201
                     Attention:  Carla S. Moreland, Esq.

or such other address as shall be furnished in writing by Maker or Payee to the other, in accordance with the above provisions, and such notice or communication shall be deemed to have been given as of the date so delivered.


                                      MAKER


                                      WYNDHAM FINANCE LIMITED PARTNERSHIP,
                                      a Texas limited partnership

                                      By:  Mill Spring Holdings, Inc.,
                                           a Texas corporation, General Partner

                                           By:    /s/ SUSAN T. GROENTEMAN
                                              ----------------------------------
                                           Name:      Susan T. Groenteman
                                                --------------------------------
                                           Title:
                                                 -------------------------------





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